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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Plains All American Pipeline, L.P. and PAA Finance Corp. of our reports dated March 30, 2004, except as to the matters discussed in the Note 1 caption "Restatement of Financial Results" and in Note 10 which the date is June 15, 2004 relating to the consolidated financial statements of Link Energy LLC and its subsidiaries (Successor Company) and EOTT Energy Partners, L.P. and its subsidiaries (Predecessor Company), which appear in Plains All American Pipeline, L.P.'s Current Report on Form 8-K filed June 16, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM